Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in Registration Statement Nos. 33-80716, 333-109476 and 333-113074 on Form S-4, Registration Statement Nos. 333-106524, 333-39882, 333-74046, 333-92293 and 333-113074 on Form S-8 and Registration Statement No. 333-39004 and Post Effective Amendment No. 3 to Registration Statement No. 33-90954 on Form S-3, of our reports dated August 11, 2005 (December 11, 2005, as to the effects of the restatement discussed in Note 16 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 16)), relating to the consolidated financial statements and financial statement schedule of Centennial Communications Corp. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K/ A of Centennial Communications Corp. and subsidiaries for the year ended May 31, 2005.
New York, New York
December 11, 2005